UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2010
NiSource Inc.
(Exact name of registrant as specified in its charter)
Commission file number 001-16189

Delaware	35-2108964

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (877) 647-5990
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Board of Directors of NiSource Inc. (the “Company”) has appointed Mr. Jon D. Veurink to succeed Mr. Jeffrey W. Grossman as NiSource Vice President and Controller and NiSource’s chief accounting officer effective February 26, 2010. As previously announced, Mr. Grossman is stepping down from his role as chief accounting officer as a result of his intention to formally retire from the Company on December 31, 2010.
Previous to this appointment, Mr. Veurink, age 45, served as Vice President with the Company’s Finance Department, a position he has held since October 2009. Prior to joining the Company, Mr. Veurink served as Controller and chief accounting officer for Exelon Generation Company, LLC (“ExGen”) since 2004. Prior to his tenure with ExGen, Mr. Veurink was an Audit Partner with Deloitte & Touche LLP.
Mr. Veurink’s base salary is $300,000 per year. Mr. Veurink will participate in the Company’s annual short-term incentive plan, with a target bonus opportunity for 2010 of 50% of his annual base salary. Subject to approval by the Officer Nomination and Compensation Committee of the Board of Directors and the Company’s Board of Directors, the Company has agreed to grant to Mr. Veurink, to the extent the Company grants awards to other executives under the Company’s Long-Term Incentive Plan (the “LTIP”), a 2010 LTIP award with a value equal to $225,000 in the form of restricted stock and/or contingent stock.
In connection with commencement of his new role, Mr. Veurink has entered into a Change in Control and Termination Agreement with the Company. In the event the Company terminates Mr. Veurink’s employment for any reason other than “good cause” or if Mr. Veurink terminates his employment for “good reason”, in each case in connection with certain changes in control, Mr. Veurink will be entitled to (i) a lump-sum payment equal to 24 times his monthly salary as then in effect, (ii) a lump-sum payment equal to his prorated annual short-term incentive opportunity at the “target” level, (iii) a lump-sum payment equal to 130% of the costs of continuation coverage premiums under the Company’s welfare plans, and (iv) certain outplacement services. In addition restrictions on any stock held by Mr. Veurink will lapse, any options will become immediately exercisable and will be exercisable for 200 days thereafter, and Mr. Veurink will be entitled to treat his termination as a retirement without regard to vesting limitations under any non-qualified plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc. (Registrant)
Date: February 26, 2010	By:	/s/ Robert E. Smith
Robert E. Smith
Vice President and Assistant Corporate Secretary